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EXHIBIT 11

The following table sets forth the computation of basic and diluted earnings per share:

                                                              Three months ended June 30,            Six months ended June 30,
                                                               2000                1999              2000              1999
                                                         ---------------  ------------------  ------------------  ---------------
Numerator:
Net (loss)                                                   (1,475,164)         (1,355,210)         (3,238,644)      (2,444,054)
Dividends on Series A preferred stock                            (5,703)             (5,703)            (11,406)         (11,406)
Dividends on Series B preferred stock                           (52,213)                 --            (104,426)              --
                                                         ---------------  ------------------  ------------------  ---------------

Numerator for basic and diluted earnings (loss) per
share-income (loss) available to common shareholders         (1,533,080)         (1,360,913)         (3,354,476)      (2,455,460)
                                                         ---------------  ------------------  ------------------  ---------------

Denominator:
Denominator for basic earnings (loss) per share-
weighted average shares outstanding                           7,339,177           6,722,675           7,114,522        6,725,185
Effect of dilutive securities
Warrants                                                             --                  --                  --               --
                                                         ---------------  ------------------  ------------------  ---------------

Dilutive potential common shares Denominator
for diluted earnings (loss) per share adjusted
weighted-average shares and assumed conversion                7,339,177           6,722,675           7,114,522        6,725,185
                                                         ---------------  ------------------  ------------------  ---------------

Basic earnings (loss) per share                                   (0.21)              (0.20)              (0.47)           (0.36)
                                                         ---------------  ------------------  ------------------  ---------------

Diluted earnings (loss) per share                                 (0.21)              (0.20)              (0.47)           (0.36)
                                                         ---------------  ------------------  ------------------  ---------------